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                                                                     EXHIBIT 3.1

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                               PRA HOLDINGS, INC.

      PRA Holdings, Inc., a corporation organized and existing under the General Corporation Law of State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

      FIRST: The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on April 11, 2001 under its current name.

      SECOND: The Amended and Restated Certificate of Incorporation of the Corporation in the form attached hereto as Exhibit A has been duly adopted in accordance with the provisions of Section 241 of the General Corporation Law of the State of Delaware by majority written consent of the directors of the Corporation.

      THIRD: The Corporation has not received any payment for any of its stock.

      FOURTH: The Amended and Restated Certificate of Incorporation so adopted reads in full as set forth in Exhibit A attached hereto and is hereby incorporated herein by reference.

      IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by the President this 26th day of June, 2001.

                                                   PRA HOLDINGS, INC.

                                                   /s/ Jean-Pierre L. Conte
                                                   --------------------------
                                                   Jean-Pierre L. Conte
                                                   President

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                                   EXHIBIT A

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                               PRA HOLDINGS, INC.

                                   ARTICLE I.

      The name of this Corporation is PRA Holdings, Inc.

                                   ARTICLE II.

      The Corporation's registered office in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, State of Delaware. The name of the registered agent of the Corporation in the State of Delaware at such address is Corporation Service Company.

                                  ARTICLE III.

      The purpose of this Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV.

      1. Authorized Shares. The total number of shares of stock which this corporation is authorized to issue is ten million (10,000,000) shares, par value one cent ($0.01) per share, of which nine million (9,000,000) shall be common stock and one million (1,000,000) shall be preferred stock.

      2. Preferred Stock. The authorized but unissued shares of preferred stock may be issued from time to time in one or more series as determined by resolution of the Corporation's Board of Directors. The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this
Article IV, to provide for the issuance of the shares of preferred stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

      The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

      (a) The number of shares constituting that series and the distinctive designation of that series;

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      (b) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

      (c) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

      (d) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

      (e) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

      (f) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

      (g) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

      (h) Any other relative rights, preferences and limitations of that series.

                                   ARTICLE V.

      In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws. In addition, the Bylaws of the Corporation may be adopted, repealed, altered, amended, or rescinded by the affirmative vote of a majority of the outstanding stock of the Corporation entitled to vote thereon.

                                   ARTICLE VI.

      Election of directors need not be by ballot unless the Bylaws of the Corporation shall so provide.

                                  ARTICLE VII.

      Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Board of Directors or the stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding, and entitled to vote.

                                  ARTICLE VIII.

      The officers of the Corporation shall be chosen in such a manner, shall hold their offices for such terms and shall carry out such duties as are determined by the Board of Directors,

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subject to the right of the Board of Directors to remove any officer or officers at any time with or without cause.

                                   ARTICLE IX.

      The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Amended and Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article IX.

                                   ARTICLE X.

      (a) Liability of Directors. To the fullest extent permitted by the Delaware General Corporation Law, as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as director.

      (b) Right to Indemnification. Each person who was or is made a party of is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director, officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnittee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys' fees, judgment, fines, ERAS excise taxes or penalties and amounts paid in settlement reasonably incurred or suffered by such indemnittee in connection therewith) and such indemnification shall continue as to an indemnittee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnittee's heirs, executors and administrators; provided, however, that, except as provided in paragraph (d) hereof with respect to proceedings to enforce rights to indemnification the Corporation shall indemnify any such indemnittee in connection with a proceeding (or part thereof) initiated by such indemnittee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

      (c) Right to Advancement of Expenses. The right to indemnification conferred in paragraph (b) of this Article X shall include the right to be paid by the Corporation the expenses incurred in defending any proceeding for which such right to indemnification is applicable in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however,

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that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnittee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnittee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnittee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnittee is not entitled to be indemnified for such expenses under this Article X or otherwise.

      (d) Right of Indemnittee to Bring Suit. The rights to indemnification and to the advancement of expenses conferred in paragraphs (b) and (c) of this
Article X shall be contract rights. If a claim under paragraph (b) or (c) of this Article X is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnittee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnittee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnittee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnittee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnittee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnittee is proper in the circumstances because the indemnittee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its board of directors, independent legal counsel, or its stockholders) that the indemnittee has not met such applicable standard of conduct, shall create a presumption that the indemnittee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnittee, be a defense to such suit. In any suit brought by the indemnittee to enforce a right indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnittee is not entitled to be indemnified, or to such advancement of expenses, under this Article X or otherwise shall be on the Corporation.

      (e) Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article X shall not be exclusive of any other right which any person may have or hereafter acquire under this Amended and Restated Certificate of Incorporation, any statute, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

      (f) Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether

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or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

      (g) Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the board of directors, grant rights to indemnification, and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article X with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

      (h) Amendment. Neither any amendment nor repeal of this Article X, nor the adoption of any provision of the Corporation's Certificate of Incorporation inconsistent with this Article X, shall eliminate or reduce the effect of this
Article X in respect of any matter occurring, or action or proceeding accruing or arising or that, but for this Article X, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

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                            CERTIFICATE OF AMENDMENT
                                       OF
                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                               PRA HOLDINGS, INC.

      Pursuant to Section 242 of the General Corporation Law of the State of Delaware, it is hereby certified that:

      1. The name of the corporation (the "Corporation") is PRA Holdings, Inc.

      2. The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by deleting Article I. and inserting in lieu thereof a new Article I. to read as follows:

      The name of the Corporation is PRA International.

      3. That in lieu of a meeting and vote of the stockholders of the Corporation, the stockholders have given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

      4. That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its President by affirmation of his signature below, under penalties of perjury, that the instrument is his act and deed on behalf of the Corporation, and that the facts stated herein are true and correct.

      DATED as of this 3rd day of June, 2004.

                                                   PRA Holdings, Inc.

                                                   By: /s/ Patrick K. Donnelly
                                                       -------------------------
                                                    Name: Patrick K. Donnelly
                                                    Title: Chief Executive
                                                           Officer and President